HEALTHZONE ANNOUNCES RETENTION OF WORLD'S LARGEST FOOD AND BEVERAGE INVESTMENT BANK

Los Angeles, California, July 13, 2000. Omni Nutraceuticals, Inc. (NASDAQ:ZONE) announced today that they have retained Rabobank International to provide investment banking advice in connection with the exploration of strategic alternatives for the Company. Such alternatives could potentially include bank debt restructuring, financing, joint ventures, or mergers in one or more transactions.

With more than $290 billion in assets and 110 offices worldwide wide, Rabobank is the leading global financial institution specializing in the food and beverage industry, including nutritional supplement companies. Rabobank is one of the world's largest mergers and acquisitions business focused on this industry.

Klee Irwin, HealthZone.com's President & CEO, commented, "We are excited about the prospects that our new association with Rabobank brings to the Company. They are a major international player and have facilitated financing and numerous mergers and acquisitions in the industry. We look forward to working with them to reach our goals."

Omni Nutraceuticals, Inc. is a leading formulator and supplier of natural health, herbal and nutritional supplement products for consumers, and is a proud member of The Organic Trade Association, Sustain, United Plant Savers, Physicians Committee of Responsible Medicine, American Preventative Medical Association, etc. Its product lines include popular brand name market leaders such as Diet System Six(TM), Nature's Secret , Harmony Formulas , Applied Nutrition , Dr. Linus Pauling Vitamins , Lifestyle Control Formulas(TM), Inholtra , 151 Energy Bar(TM), Cholestaid(TM), Veromax(TM), etc. The company's products are sold in specialty natural health, nutrition and food retail stores worldwide. HealthZone.com, the company's leading Internet based distribution channel, was the first major on-line retailer of supplements. This Internet company sells over 16,000 health related products to consumers around the globe.

Information and statements in this report, other than historical information, should be considered forward-looking and reflect management's current views of future events and financial performance that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include, but are not limited to, the following: general economic conditions and developments within the Internet and Intranet industries; product development and technology changes; competition and pricing pressures; length of the sales cycle; variability of sales order flow and management growth.

Investor Relations: John Liviakis, president of Liviakis Financial Communications, Inc., 415.389.4670 / 415.389.4694